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                       Securities and Exchange Commission
                              Washington, DC 20549





                                    FORM 8-K

                                 Current Report





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported) - June 11, 1996




                         Minnesota Power & Light Company

                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                             Duluth, Minnesota 55802
                           Telephone - (218) 722-2641

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Item 5.  Other Events.

     On June 11, 1996 the Florida Public Service Commission (FPSC) voted 3-2 to require Southern States Utilities, Inc. (SSU), a wholly owned subsidiary of Minnesota Power & Light Company (Minnesota Power), to refund about $10 million, including interest, to certain customers who had paid more to SSU under a uniform rate structure than they would have paid under a stand-alone rate structure during the period September 1993 to January 1996. The FPSC order reflecting this vote is expected by July 2, 1996. In so ruling, the majority of the FPSC determined that a February 1996 decision of the Florida Supreme Court in GTE Florida v. FPSC did not render a refund requirement unlawful. In March 1996, the FPSC had voted to reconsider its earlier order imposing the refund requirement in light of the GTE Florida decision. SSU beleives that the GTE Florida decision substantiates SSU's claim that it would be unlawful for the FPSC to order a refund to certain customers who paid more under uniform rates without also permitting SSU to recover the refund amount from remaining customers who paid less. SSU has recorded no provision for refund. SSU intends to appeal the FPSC's order to the First District Court of Appeals.



                                     -1-
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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              Minnesota Power & Light Company
                                              -------------------------------
                                                       (Registrant)





June 18, 1996                                           D.G. Gartzke
                                              -------------------------------
                                                        D. G. Gartzke
                                              Senior Vice President - Finance
                                                and Chief Financial Officer